Exhibit 99(d)(2)

March 26, 2014

Aston Asset Management, LP
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management, LP dated April 15, 2010 (the “Investment Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to the Investment Advisory Agreement, we are hereby providing notification of two new series of Aston Funds to be called ASTON/Pictet International Fund and ASTON/Guardian Capital Global Dividend Fund (the “New Series”).

Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series. By acknowledging below, you agree to render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto.

ASTON FUNDS By: /s/ Gerald F. Dillenburg Name: Gerald F. Dillenburg Its: Senior Vice President and Secretary
Accepted this 31st day of March, 2014. ASTON ASSET MANAGEMENT, LP By: /s/ Stuart D. Bilton Name: Stuart D. Bilton Its: Chief Executive Officer

SCHEDULE A

Fund	Effective Date	Initial Term
ASTON/Anchor Capital Enhanced Equity Fund	April 15, 2010	December 31, 2011
ASTON/Barings International Fund	April 15, 2010	December 31, 2011
ASTON/Cornerstone Large Cap Value Fund	April 15, 2010	December 31, 2011
ASTON/Fairpointe Mid Cap Fund	April 15, 2010	December 31, 2011
ASTON/Harrison Street Real Estate Fund	April 15, 2010	December 31, 2011
ASTON/Herndon Large Cap Value Fund	April 15, 2010	December 31, 2011
ASTON/Lake Partners LASSO Alternatives Fund	April 15, 2010	December 31, 2011
ASTON/Montag & Caldwell Balanced Fund	April 15, 2010	December 31, 2011
ASTON/Montag & Caldwell Growth Fund	April 15, 2010	December 31, 2011
ASTON/Montag & Caldwell Mid Cap Growth Fund	April 15, 2010	December 31, 2011
ASTON/River Road Dividend All Cap Value Fund	April 15, 2010	December 31, 2011
ASTON/River Road Select Value Fund	April 15, 2010	December 31, 2011
ASTON/River Road Small Cap Value Fund	April 15, 2010	December 31, 2011
ASTON/TAMRO Diversified Equity Fund	April 15, 2010	December 31, 2011
ASTON/TAMRO Small Cap Fund	April 15, 2010	December 31, 2011
ASTON/TCH Fixed Income Fund	April 15, 2010	December 31, 2011
ASTON/LMCG Small Cap Growth Fund	October 20, 2010	December 31, 2011
ASTON/River Road Independent Value Fund	December 28, 2010	December 27, 2012
ASTON/River Road Long-Short Fund	December 29, 2010	December 27, 2012
ASTON/DoubleLine Core Plus Fixed Income Fund	July 13, 2011	December 31, 2012
ASTON/Silvercrest Small Cap Fund	December 21, 2011	December 20, 2013
ASTON/River Road Dividend All Cap Value Fund II	June 22, 2012	December 31, 2013
ASTON/LMCG Emerging Markets Fund	March 26, 2013	December 31, 2014
ASTON/Pictet International Fund	April 9, 2014	December 31, 2015
ASTON/Guardian Capital Global Dividend Fund	April 9, 2014	December 31, 2015

SCHEDULE B

Fund	Annual Fee Rate
ASTON/Anchor Capital Enhanced Equity Fund	0.70% of the Fund’s average daily net assets
ASTON/Barings International Fund	1.00% of the Fund’s average daily net assets
ASTON/Cornerstone Large Cap Value Fund	0.80% of the Fund’s average daily net assets
ASTON/Fairpointe Mid Cap Fund	0.80% for the first $100 million* 0.75% for the next $300 million* 0.70% over $400 million1

ASTON/Harrison Street Real Estate Fund	1.00% of the Fund’s average daily net assets
ASTON/Herndon Large Cap Value Fund	0.80% of the Fund’s average daily net assets
ASTON/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets
ASTON/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets
ASTON/Montag & Caldwell Growth Fund	0.80% for the first $800 million* 0.60% over $800 million up to $6 billion* 0.55% over $6 billion up to $12 billion* 0.50% over $12 billion*

ASTON/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets
ASTON/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets
ASTON/River Road Select Value Fund	1.00% of the Fund’s average daily net assets
ASTON/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets
ASTON/TAMRO Diversified Equity Fund	0.80% of the Fund’s average daily net assets
ASTON/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets
ASTON/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets
ASTON/LMCG Small Cap Growth Fund	1.00% of the Fund’s average daily net assets
ASTON/River Road Independent Value Fund	1.00% of the Fund’s average daily net assets
ASTON/River Road Long-Short Fund	1.20% of the Fund’s average daily net assets
ASTON/DoubleLine Core Plus Fixed Income Fund	0.55% of the Fund’s average daily net assets
ASTON/Silvercrest Small Cap Fund	1.00% of the Fund’s average daily net assets
ASTON/River Road Dividend All Cap Value Fund II	0.70% of the Fund’s average daily net assets
ASTON/LMCG Emerging Markets Fund	1.05% of the Fund’s average daily net assets
ASTON/Pictet International Fund	0.90% of the Fund’s average daily net assets
ASTON/Guardian Capital Global Dividend Fund	0.80% of the Fund’s average daily net assets

1 Amounts represent average daily net assets